Exhibit 10.1

PROFESSIONAL SERVICES & CONSULTING AGREEMENT

This PROFESSIONAL SERVICES & CONSULTING AGREEMENT (this “Agreement”) is entered into as of March 14, 2025, (“Effective Date”), by and between Stepan Company, a Delaware corporation (the “Company”), and DJK, LLC, an Illinois limited liability company ("Consultant").

WHEREAS, the Company requires consulting and/or other professional services consisting generally of transition services to the interim general counsel and/or new general counsel (“Services”) and Consultant has represented to the Company that Consultant has knowledge, expertise, and experience in such Services;

WHEREAS, the Company desires to retain Consultant to provide such Services to the Company, and Consultant desires to provide such Services, under the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Term. Consultant shall serve as a consultant to the Company, providing the Services during the period commencing on the Effective Date and terminating on the earliest of: (a) December 31, 2025 or (b) such date as this Agreement is terminated pursuant to Section 4 (“Term”).

2. Services & Warranty. Consultant will perform the Services as requested and directed by the Company’s President and Chief Executive Officer or his designee. Consultant warrants and represents to the Company that the Services shall be performed exclusively by David G. Kabbes (the “Designated Service Provider”). The Designated Service Provider shall be responsible for executing all tasks and responsibilities as specified in this Agreement and as requested and directed by the Company. The Designated Service Provider will perform such Services in a professional, workmanlike manner, and in accordance with the highest business standards.

3. Compensation. The Company agrees to pay Consultant for the rendering of the Services a fixed fee of $20,000 for each month during the Term (the “Consulting Fee”), commencing on the Effective Date. The Consulting Fee shall be paid to Consultant in monthly installments within forty-five (45) days following the Company’s receipt of an invoice submitted by Consultant. No other service fees, expense reimbursement, or other compensation will be due from the Company to Consultant or its subcontractors or representatives, unless otherwise expressly approved by an authorized representative of the Company in writing.

4. Termination. The Company or Consultant may terminate this Agreement for any reason by giving 30 days’ written notice to the other party.

5. Independent Contractor.

(a) The relationship of Consultant to the Company shall be that of an independent contractor. Nothing in this Agreement shall be construed as: (i) entitling Consultant to control in any manner the conduct of the business of the Company or any of its affiliates, or (ii) giving Consultant any right or authority to act on behalf of the Company, hold itself out as an employee or officer of the Company or any of its affiliates, or to bind the Company or any of its affiliates in any way.

(b) In performing the Services, Consultant shall at all times operate as an independent contractor, maintaining its own identity as distinct and separate from that of the Company and its affiliates. Nothing in this Agreement shall be deemed to create or constitute the relation of employer and employee between the Company or any of its affiliates and Consultant. Consultant and the Company hereby acknowledge that: (i) Consultant shall be solely responsible for and shall pay all taxes in respect of Consultant’s compensation and engagement hereunder, (ii) the Company will not withhold taxes or other amounts from any payments to Consultant hereunder, and (iii) Consultant shall be solely responsible for any unemployment, retirement, and disability protection and all other so-called “fringe benefits” for Consultant’s employees, and the Company shall not in any way be responsible therefor.

(c) Neither Consultant, nor Consultant’s employee’s, contractors, or subcontractors, shall be eligible to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits, or any other fringe benefits or benefit plans offered by the Company to its employees, and the Company shall not be responsible for withholding or paying any income, payroll, Social Security, or other federal, state, or local taxes, making any insurance contributions, including for unemployment or disability, or obtaining worker’s compensation insurance on Consultant’s behalf. Consultant shall be responsible for, and shall indemnify the Company against, all such taxes or contributions, including penalties and interest. Any persons employed or engaged by Consultant in connection with the performance of the Services shall be Consultant’s employees or contractors and Consultant shall be fully responsible for them and indemnify the Company against any claims made by or on behalf of any such employee or contractor.

6. Confidentiality.

(a)
Consultant, on its own behalf and on behalf of its executives, principals, managers, officers, directors, affiliates, employees, representatives, advisors, subcontractors and agents, (“Representatives”) acknowledges that in connection with this Agreement, Consultant and its Representatives may be furnished with, receive, or otherwise have access to information which the Company considers to be proprietary, confidential, trade secret, or otherwise restricted (“Confidential Information”). Confidential Information shall include, without limitation, all information, in any form, furnished or made available directly or indirectly by the Company or its affiliates to Consultant or its Representatives, or observed on the Company’s premises, including without limitation: (i) information that is marked confidential, restricted, proprietary, or with a similar designation; (ii) computer software and programs, photographs, structures, architectures, processes, product information, formulae, compositions, improvements, devices, know-how, ideas, concepts, designs, methods, inventions, market data; and (iii) all information concerning the operations and business of the Company or its affiliates (including customer lists and related data, vendor lists and related data, financial data, marketing plans, business plans or strategies, forecasts, business volumes or usage, trade secrets, and other competitively sensitive information). Nothing in this Agreement shall be construed as creating an obligation on the part of the Company to disclose any Confidential Information. The type and quantity of Confidential Information disclosed hereunder is within the sole discretion of the Company.

(b)
Notwithstanding the foregoing, Confidential Information does not include any information that Consultant can demonstrate by competent documentary evidence: (i) was in the lawful and unrestricted possession of Consultant prior to its disclosure by the Company or its affiliates, and was not acquired directly or indirectly from the Company or any entity acting on the Company’s behalf; (ii) is or becomes generally available to the public through no breach of this Agreement by Consultant or its Representatives; (iii) is received in good faith by Consultant from a third party free from restriction on use and disclosure, not acquired directly or indirectly from the Company or any entity acting on the Company’s behalf, and without breach of any agreement or violation of law; or (iv) is independently developed by Consultant without any use of, reliance on, or reference to any Confidential Information. Information shall not be deemed to be within any of the exclusions outlined in Section 6(b)(i-iv) merely because pieces thereof fall within any of the exclusions, or because it is encompassed by more general information in an exclusion without being specifically disclosed, and no combination or compilation of information will be deemed excluded from Confidential Information merely because some or all of its component parts are individually excluded.

(c)
Consultant shall not use any Confidential Information for any purpose other than as necessary for the performance of the Services hereunder. Consultant will keep Confidential Information in strict confidence, and at a minimum, will treat Confidential Information with the same degree of care that it exercises in protecting its own confidential and/or proprietary information, and in any case not less than a reasonable degree of care. Consultant agrees to restrict disclosure of Confidential Information to only those of its employees who reasonably need to have access to Confidential Information for performance of the Services and who have previously agreed to be bound by Consultant’s obligations under this Agreement or separate terms of confidentiality no less restrictive than Consultant’s confidentiality obligations herein. Consultant shall not disclose any Confidential Information to any third party, including any third-party Representative, without the Company’s express prior written consent. Consultant agrees to cause its Representatives to comply with the obligations of Consultant under this Agreement and Consultant shall be responsible for any breach thereof by its Representatives and any other third party which receives Confidential Information from Consultant. No right or license, express or implied, under any patent, copyright, trade secret, or other proprietary right in the Confidential Information is granted hereunder.

(d)
Upon termination of this Agreement, or upon any other written request of the Company, Consultant shall, at Consultant’s sole cost and expense and at the option of the Company, either return to the Company or destroy all of Confidential Information in Consultant’s possession, custody or control. Notwithstanding the foregoing, Consultant may retain one (1) archival copy of Confidential Information for legal record purposes, subject to all confidentiality obligations herein. Consultant shall provide to the Company a certificate of its compliance with this Section 6(d) upon request.

(e)
As Consultant is aware, federal securities laws prohibit selective disclosure of material non-public information to securities market professionals and security holders who might otherwise trade on such information, unless such persons expressly agree to keep such information confidential. In addition, Consultant acknowledges that the securities laws of the United States prohibit any person who has material non-public information concerning the Company from purchasing or selling securities of the Company in reliance upon such information or from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to purchase or sell such securities in reliance upon such information. Consultant agrees not to, directly or indirectly, purchase or trade any Company securities during the Term of the Agreement and for as long as it is in possession of material non-public Company information.

7. Publicity. Consultant agrees that it may not publicly use the Company’s name, make any public announcement related to the Services, take or release any photograph of Company operations, or disclose its relationship with the Company to any member of the public, press, any business entity, or official body, without the Company’s prior written consent, which may be withheld, conditioned, or delayed in the Company’s sole discretion, except as required by applicable law, regulation, or court order. If Consultant determines it is obligated by law, regulation, or court order to make any such announcement or release, it shall promptly notify the Company and cooperate with the Company to ensure that suitable confidentiality obligations are afforded such information (unless prohibited by such law, regulation, or court order).

8. Non-Solicitation. During the Term of this Agreement, Consultant shall not, directly or indirectly, solicit, interfere with, or endeavor to entice away or divert from the Company or any of its affiliates any business of the Company or its affiliates, or hire, solicit, or endeavor to entice away from the Company or any of its affiliates, any person who was employed by the Company or any of its affiliates at any time during Consultant’s engagement by the Company. Consultant agrees that: (i) these restrictions will not cause Consultant undue hardship and are reasonable and necessary to protect the Company and its affiliates’ legitimate interests; (ii) there are numerous other business opportunities available to Consultant not affected by these restrictions; and (iii) any violation would result in immediate and irreparable injury to the Company or its affiliates for which the Company or its affiliates would have no adequate remedy at law.

9. Non-Compete. Consultant agrees not to directly or indirectly compete with the business of the Company and its successors and assigns during the Term. The term "not to directly or indirectly compete" as used herein shall mean that Consultant shall not own, manage, operate, consult or be an employee in a business that has operations in the United States that are substantially similar to or competitive with the business activity of the Company or any of its affiliates. Notwithstanding the foregoing, Consultant may own up to 5% of any stock or security that is publicly traded on any national securities exchange or other market system

10. Liability of Limitation. EXCEPT FOR THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF CONSULTANT, NEITHER THE COMPANY NOR CONSULTANT SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, ECONOMIC, INCIDENTAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR OTHERWISE, INCLUDING ANY LOST REVENUE OR PROFITS, BUSINESS INTERRUPTION, OR DAMAGE TO BUSINESS REPUTATION, REGARDLESS OF THE THEORY UPON WHICH ANY CLAIM MAY BE BASED, INCLUDING, WITHOUT LIMITATION, TORT (INCLUDING NEGLIGENCE), BREACH OF CONTRACT, BREACH OF WARRANTY, PRODUCT LIABILITY, OR ANY STATUTORY CAUSE OF ACTION, REGARDLESS OF WHETHER SUCH DAMAGE WAS FORESEEABLE AND REGARDLESS OF WHETHER OR NOT THE COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE COMPANY’S LIABILITY SHALL NOT EXCEED THE PRICE FOR SERVICES RENDERED HEREUNDER. EXCEPT FOR THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF CONSULTANT, CONSULTANT’S LIABILITY SHALL NOT EXCEED THE COMPENSATION PAID TO CONSULTANT FOR SERVICES RENDERED HEREUNDER.

11. Severability. If any provision of this Agreement shall be found invalid or unenforceable by a court of proper jurisdiction, such provision shall be deemed severed only to the extent of such invalidity or unenforceability, and such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement. The remaining provisions of the Agreement shall be construed as if not containing the particular invalid or unenforceable provision, and the rights and obligations of each party shall be construed and enforced accordingly. If any restrictions herein related to duration, geographic region, or definition of information or activities are deemed to exceed the maximum enforceable scope by a court of competent jurisdiction, then such restrictions shall be reduced to the maximum enforceable scope permitted by the court.

12. Signatories. Each undersigned individual warrants and represents that such individual is duly authorized to execute this Agreement on behalf of the respective party hereto, binding the Company and Consultant, respectively, to the terms hereof.

13. Governing Law. This Agreement shall be governed, construed, and interpreted under the laws of Illinois, without regard to the application of any choice-of-law rules that would result in the application of another state’s laws.

IN WITNESS WHEREOF, the parties to this Agreement, intending to be legally bound, hereby execute this Agreement as of the Effective Date set forth above.

Company: Stepan Company Consultant: DJK, LLC

By: /s/ Luis E. Rojo By: /s/ David G. Kabbes

Name: Luis E. Rojo Name: David G. Kabbes

Title: President & CEO Title: Member

Date: March 14, 2025 Date: 03-14-2025